EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street, New York, New York	10286
(Address of principal executive offices)	(Zip code)

TransDigm Inc.*
(Exact name of obligor as specified in its charter)

Delaware	34-1750032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26380 Curtiss Wright Parkway Richmond Heights, Ohio	44143
(Address of principal executive offices)	(Zip code)

*See Additional Registrants below.

TransDigm Holding Company
(Exact name of obligor as specified in its charter)

Delaware	13-3733378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26380 Curtiss Wright Parkway Richmond Heights, Ohio	44143
(Address of principal executive offices)	(Zip code)

Champion Aerospace Inc.
(Exact name of obligor as specified in its charter)

Delaware	58-2623644
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1230 Old Norris Road Liberty, South Carolina	29657
(Address of principal executive offices)	(Zip code)

Adams Rite Aerospace, Inc.
(Exact name of obligor as specified in its charter)

California	95-4056812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4141 North Palm Street Fullerton, California	92635
(Address of principal executive offices)	(Zip code)

ZMP, Inc.
(Exact name of obligor as specified in its charter)

California	95-4056651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4141 North Palm Street Fullerton, California	92635
(Address of principal executive offices)	(Zip code)

Christie Electronic Corp.
(Exact name of obligor as specified in its charter)

California	95-0987760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8301 Imperial Drive Waco, Texas	76712
(Address of principal executive offices)	(Zip code)

Marathon Power Technologies Company
(Exact name of obligor as specified in its charter)

Delaware	74-2707437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8301 Imperial Drive Waco, Texas	76712
(Address of principal executive offices)	(Zip code)

8 3/8% Senior Subordinated Notes due 2011

(Title of the Indenture securities)

Item 1.                     General Information.

Furnish the following information as to the Trustee:

(a)          Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)         Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (See Note on page 2.)

Item 16.              List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25(a) to Registration Statement No. 333-102200.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

NOTE

Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 28th day of August 2003.

THE BANK OF NEW YORK

By:	/s/ Joseph A. Lloret
Name:	Joseph A. Lloret
Title:	Assistant Treasurer

2

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$4,389,492
Interest-bearing balances		3,288,212
Securities:
Held-to-maturity securities		654,763
Available-for-sale securities		17,626,360
Federal funds sold in domestic offices		1,759,600
Securities purchased under agreements to resell		911,600
Loans and lease financing receivables:
Loans and leases held for sale		724,074
Loans and leases, net of unearned income	32,368,718
LESS: Allowance for loan and lease losses	826,505
Loans and leases, net of unearned income and allowance		31,542,213
Trading Assets		7,527,662
Premises and fixed assets (including capitalized leases)		825,706
Other real estate owned		164
Investments in unconsolidated subsidiaries and associated companies		260,940
Customers’ liability to this bank on acceptances outstanding		225,935
Intangible assets
Goodwill		2,027,675
Other intangible assets		75,330
Other assets		4,843,295
Total assets		$76,683,021

LIABILITIES
Deposits:
In domestic offices		$33,212,852
Noninterest-bearing	12,997,086
Interest-bearing	20,215,766
In foreign offices, Edge and Agreement subsidiaries, and IBFs		24,210,507
Noninterest-bearing	595,520
Interest-bearing	23,614,987
Federal funds purchased in domestic offices		375,322
Securities sold under agreements to repurchase		246,755
Trading liabilities		2,335,466
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		959,997
Bank’s liability on acceptances executed and outstanding		227,253
Subordinated notes and debentures		2,090,000
Other liabilities		5,716,796
Total liabilities		$69,374,948
Minority interest in consolidated subsidiaries		540,772

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,135,284
Surplus		1,056,295
Retained earnings		4,463,720
Accumulated other comprehensive income		112,002
Other equity capital components		0
Total equity capital		6,767,301
Total liabilities minority interest and equity capital		$76,683,021

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors